UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2026

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 3rd Avenue North, #400 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 19, 2026, the Company entered into a Purchase and Exchange Agreement among an investor (the “Purchaser”) and 218 LLC (the “Seller”), pursuant to which the Purchaser agreed to purchase from the Seller a portion ($250,012.50) of a promissory note dated September 15, 2025 in the original principal amount of $11,700,000 (the “Note”).

Contemporaneously with assignment of the assigned note portion to the Purchaser, the Company exchanged the $250,012.50 of assigned note portion for 33,335 shares of the Company’s common stock as a 3(a)(9) exchange.

At any time during the ninety days after the initial closing, the Purchaser may purchase additional portions of the Note up to an additional $250,000.00, at one or more closing, by sending an additional closing notice in the amount set forth in the additional note notice and the Company will exchange such additional portions for shares of its common stock as a 3(a)(9) exchange. The Additional Shares will be calculated by dividing the relevant Additional Portion by $7.50 per share.

The Purchase and Exchange Agreement contains a beneficial ownership limitation of 4.99% of the number of the common shares outstanding immediately after giving effect to the issuance of common shares issuable upon any closing of the purchase of an additional portion by the Purchaser. No closing of the purchase of any additional portion shall take effect nor shall the Purchaser be able to purchase any additional portion to the extent that after giving effect to such issuance after closing, the Purchaser (together with the Purchaser’s Affiliates, and any other Persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates), would beneficially own in excess of the beneficial ownership limitation.

The foregoing descriptions of the Purchase and Exchange Agreement and of all of the parties’ rights and obligations under the Purchase and Exchange Agreement are qualified in its entirety by reference to the Purchase and Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and of which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 23, 2026, the Company received a written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq staff (the “Staff”)

On March 23, 2026, the Company received an additional deficiency letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, as a result of the March 23, 2026 1-for-100 reverse stock split, the Company has a post reverse stock split publicly shares number of approximately 247,279. As a result, the Company does not comply with the minimum 500,000 Publicly Held Shares requirement for continued inclusion set forth in Listing Rule 5550(a)(4).

Accordingly, this matter serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

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The Notice is also a formal notification that the Nasdaq Hearings Panel (the ‘Panel’) will consider this matter in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market. Pursuant to Listing Rule 5810(d), the Company presented its views with respect to this additional deficiency at its Panel hearing held on March 24, 2026.

In addition, Staff notes that under Listing Rule 5810(c)(3)(A), the Company will remain non-compliant with both the minimum $1 bid price requirement until the Publicly Held shares deficiency is cured and, thereafter, the Company meets the bid price standard for a minimum of 10 consecutive business days, unless Staff exercises its discretion to extend this 10 day period as discussed in Rule 5810(c)(3)(H).

Nasdaq further stated in the same March 23, 2026 Additional Staff Determination Letter that, in addition to the Additional Staff Delist Determination, Nasdaq placed trading in the Company’s securities in a Qualification Halt under Listing Rule 4120(i) effective March 23, 2026, and that Nasdaq determined the Qualification Halt will remain in place at least until the Company regains compliance with the Publicly Held Shares requirement for continued inclusion set forth in Listing Rule 5550(a)(4).

The Company emphasizes that the stockholder-friendly fractional-share and round-lot top-up process associated with the reverse stock split remains underway through DTC, CEDE & Co., brokerage firms and other nominees. As previously described by the Company and its transfer agent, the broker election process occurs at the beneficial-holder level, after which the resulting round-up shares are expected to be issued and reflected through CEDE & Co. and beneficial holder accounts.

This report contains forward-looking statements, including, but not limited to, the timing of the delisting of the Company’s securities, the trading of the Company’s common stock on the OTCID and whether the Company’s common stock will be approved for trading on the OTCQB. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement in this report, except as required by law.

Item 3.02 Unregistered Sales of Equity Securities.

On March 23, 2026, holders of 9,000 shares of Series D Convertible Preferred Stock converted such shares into 45,000 shares of common stock.

The Company currently has 227,554 shares of common stock issued and outstanding.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

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Item 7.01. Regulation FD Disclosure.

On March 24, 2026, the Company issued a press release titled “American Rebel Holdings, Inc. (Nasdaq: AREB; AREBW) Provides Stockholder Update Following 1-For-100 Reverse Stock Split, Current Common Shares Outstanding to 227,554 (Post Reverse), and Discloses Additional Nasdaq Staff Determination.” A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

The information contained in this Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	218 LLC Purchase and Exchange Agreement dated March 19, 2026
99.1	Stockholder Update Following Reverse Stock Split Press Release dated March 24, 2026
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: March 27, 2026	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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